 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.              )

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Valley Commerce Bancorp
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VALLEY COMMERCE BANCORP

April 15, 2008

Dear Shareholder:

We are pleased to enclose our 2007 Annual Report on Form 10-K, Notice of 2008 Annual Meeting, Proxy Statement and Form of Proxy.

You are cordially invited to attend the 2008 Annual Meeting of Shareholders of Valley Commerce Bancorp to be held at 6:00 p.m. on Tuesday, May 20, 2008 at the Visalia Convention Center, Charter Oak Ballrooms A and B, 303 E. Acequia, Visalia, California.

The accompanying Notice of Annual Meeting and Proxy Statement provide information pertaining to the matters to be considered and acted upon at the Meeting.

Your continuing support of Valley Commerce Bancorp is appreciated, and we hope you will attend the Annual Meeting.  Whether or not you are personally present, it is very important that your shares be represented at the Meeting.  Accordingly, please sign, date, and mail the enclosed Proxy promptly.  If you wish to vote in accordance with the Board of Directors’ recommendations, it is not necessary to specify your choices.  You may simply sign, date and return the enclosed Proxy.

Sincerely,

/s/ Walter A. Dwelle	/s/ Donald A. Gilles

Walter A. Dwelle Chairman of the Board	Donald A. Gilles President and Chief Executive Officer

200 South Court Street, Visalia, California 93291
  •  Telephone (559) 622-9000  •  Fax (559) 636-1095
MEMBER FDIC

  VALLEY COMMERCE BANCORP

  Notice of Annual Meeting of Shareholders

The Annual Meeting of Shareholders of Valley Commerce Bancorp (the “Company”) will be held at 6:00 p.m. on Tuesday, May 20, 2008 at the Visalia Convention Center, Charter Oak Ballrooms A and B, 303 E. Acequia, Visalia, California 93291 for the following purposes:

1.	To elect the following nominees to serve as directors of the Company until the next Annual Meeting of Shareholders and until their successors shall be elected and qualified:

David B. Day	Russell F. Hurley
Walter A. Dwelle	Fred P. LoBue, Jr.
Thomas A. Gaebe	Kenneth H. Macklin
Donald A. Gilles	Barry R. Smith
Philip R. Hammond, Jr.

2.	To ratify the selection of Perry-Smith LLP, independent certified public accountants, to serve as the Company’s auditors for the fiscal year ending December 31, 2008.

3.	To consider and transact such other business as may properly be brought before the meeting.

Shareholders of record at the close of business on April 4, 2008 are entitled to notice of and to vote at the meeting.

Provisions of the By-Laws of the Company govern nominations for election of members of the Board of Directors, as follows:

               Nominations for election of members of the Board of Directors may be made by the Board of Directors or by any holder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors.  Notice of intention to make any nominations (other than for persons named in the notice of any meeting called for the election of directors) are required to be made in writing and to be delivered or mailed to the president of the corporation by the later of: (i) the close of business 21 days prior to any meeting of stockholders called for the election of directors, or (ii) ten days after the date of mailing of notice of he meeting to stockholders.  Such notification must contain the following information to the extent known to the notifying stockholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying stockholder; (e) the number of shares of capital stock of the corporation owned by the notifying stockholder; (f) the number of shares of capital stock of any bank, bank holding company, savings and loan association or other depository institution owned beneficially by the nominee or by the notifying stockholder and the identities and locations of any such institutions; (g) whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy or been adjudged bankrupt; and (h) a statement regarding the nominee’s compliance with Section 2.3 of these by-laws.  The notification shall be signed by the nominating stockholder and by each nominee, and shall be accompanied by a written consent to be named as a nominee for election as a director from each proposed nominee.  Nominations not made in accordance with these procedures shall be disregarded by the Chairman of the meeting, and upon his instructions, the inspectors of election shall disregard all votes cast for each such nominee.  The foregoing requirements do not apply to the nomination of a person to replace a proposed nominee who has become unable to serve as a director between the last day for giving notice in accordance with this paragraph and the date of election of directors if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee.

Nominees for the Board of Directors must meet certain qualifications set forth in Section 2.3 of the Company’s By-Laws which prohibit the election as a director of any person who is a director, officer, employee, agent, nominee, material consulting accountant, analyst, attorney or policy decision maker for any other financial institution, lender or bank holding company or affiliate or subsidiary thereof, or who has been or is the assignee or nominee of anyone who has any contract, arrangement or understanding with any other financial institution, lender or bank holding company, or affiliate or subsidiary thereof, or with any officer, director, employee, agent, nominee, material consulting accountant, analyst, attorney or policy decision maker thereof, pursuant to which that person could be called upon to reveal or in any way utilize information obtained as a director, or pursuant to which that person will, directly or indirectly, attempt to effect or encourage any action of the Company.

All shareholders are cordially invited to attend the meeting in person.  To ensure your representation at the meeting, you are requested to date, execute and return the enclosed proxy card, without delay, in the enclosed postage-paid envelope whether or not you plan to attend the meeting.  Any shareholder present at the meeting may vote personally on all matters properly brought before the meeting if the shareholder held his or her shares on the Record Date.  If you elect to vote personally at the meeting, your proxy will not be used.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Fred P. LoBue, Jr.

Fred P. LoBue, Jr.
Secretary
April 15, 2008
Visalia, California
WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING,
PLEASE SIGN AND RETURN THE ENCLOSED PROXY
AS PROMPTLY AS POSSIBLE IN THE ENCLOSED
POSTAGE-PAID ENVELOPE.

PROXY STATEMENT
OF
VALLEY COMMERCE BANCORP

200 South Court Street    •      Visalia, California  93291
Telephone (559) 622-9000     •     Fax (559) 636-1095

INFORMATION CONCERNING PROXY

This Proxy Statement (“Proxy Statement”) is furnished in connection with the solicitation of proxies to be used by the Board of Directors of Valley Commerce Bancorp (the “Company”) at the Annual Meeting of Shareholders of the Company to be held at 6:00 p.m. on Tuesday, May 20, 2008 at the Visalia Convention Center, Charter Oak Ballrooms A and B, 303 E. Acequia, Visalia, California, and at any adjournments or postponements thereof (the “Meeting”).

This Proxy Statement and the accompanying form of proxy are being mailed to shareholders on or about April 18, 2008.

A form of proxy for voting your shares at the Meeting is enclosed.  Any shareholder who executes and delivers a proxy has the right to revoke it at any time before it is voted by filing with the Secretary of the Company an instrument revoking said proxy or a duly executed proxy bearing a later date.  In addition, the powers of the proxyholders will be revoked if the person executing the proxy is present at the Meeting and advises the Chairman of his or her election to vote in person.  Unless revoked, all shares represented by a properly executed proxy received prior to the Meeting will be voted as specified by each shareholder in the proxy.  If no specifications are given by a shareholder, then the proxy will be voted in favor of the election of the directors nominated by management, for the ratification of the Board’s selection of independent accountants, and in favor of such other business as may properly come before the Meeting, as described below.

The proxy also confers discretionary authority to vote the shares represented thereby on any matter that was not known at the time this Proxy Statement was printed which may properly be presented for action at the Meeting. This may include action with respect to procedural matters pertaining to the conduct of the Meeting and election of a substitute in place of any nominee who is unable to serve or for good cause will not serve.

The enclosed proxy is being solicited by the Company’s Board of Directors and the cost of the solicitation is being borne by the Company.  The principal solicitation of proxies is being made by mail, although additional solicitation may be made by telephone, facsimile or personal visits by directors, officers and employees of the Company.  The Company may, in its discretion, engage the services of a proxy solicitation firm to assist in the solicitation of proxies.  The total expense of this solicitation will be borne by the Company and will include reimbursement paid to brokerage firms and the Company and others for their expenses in forwarding solicitation materials and such expenses as may be paid to any soliciting firm engaged by the Company.

PURPOSE OF THE MEETING

The Meeting is being held for the following purposes:

1.	To elect nine directors (the entire Board of Directors) to serve until the next annual meeting of shareholders and until their successors shall be elected and qualified.

2.	To ratify the selection of Perry-Smith LLP, independent certified public accountants, to serve as the Company’s auditors for the fiscal year ending December 31, 2008.

3.	To consider and transact such other business as may properly be brought before the meeting.

VOTING SECURITIES

Shareholders of record as of the close of business on April 4, 2008 (the “Record Date”) will be entitled to notice of and to vote at the Meeting.  As of such date, the Company had 2,343,748 shares of common stock outstanding.  Unless indicated otherwise, all information set forth in this Proxy Statement regarding the outstanding shares of Valley Commerce Bancorp Common Stock has been adjusted to reflect stock dividends paid in prior years, including a five percent stock dividend paid on June 20, 2007 to shareholders of record as of June 6, 2007. There were no stock dividends or stock splits during 2006.

Each shareholder of record is entitled to one vote, in person or by proxy, for each share held on all matters to come before the meeting, except that shareholders may have cumulative voting rights with respect to the election of directors.

Cumulative voting allows the shareholder to cast a number of votes equal to the number of directors to be elected, nine, multiplied by the number of votes held by the shareholder on the Record Date.  This total number of votes may be cast for one nominee or may be distributed among as many candidates as the shareholder desires.

Pursuant to California law, no shareholder may cumulate votes for a candidate unless such candidate or candidates’ name have been placed in nomination prior to the voting and the shareholder has given notice at the Meeting prior to the voting of the shareholder’s intention to cumulate the shareholder’s votes.  If any shareholder has given such notice, all the shareholders may cumulate their votes for the candidates who have been nominated.

Discretionary authority to cumulate votes is solicited in this Proxy Statement. The Board of Directors does not, at this time, intend to give such notice or to cumulate the votes it may hold pursuant to the proxies solicited herein unless the required notice by a shareholder is given at the meeting.  In the event such notice is provided, the votes represented by proxies delivered pursuant to this Proxy Statement may be cumulated in the discretion of proxy holders, in accordance with the recommendations of the Board of Directors.

In the election of directors, the nine candidates receiving the highest number of votes will be elected.  Ratification of the selection of Perry-Smith, LLP as the Bank’s auditors requires the affirmative vote of a majority of all shares represented and voted at the Meeting.

Broker non-votes and abstentions will not be counted, except for quorum purposes, and will have no effect on the election of directors.

In determining whether the requisite shareholder approval has been received for ratification of the selection of auditors, if the number of votes voted in favor constitutes a majority of the quorum, broker non-votes and abstentions will have no effect on the matter.  However, if the number of shares voted in favor does not constitute a majority of the required quorum, broker non-votes and abstentions will have the same effect as a vote against the matter.

PROPOSAL ONE:

ELECTION OF DIRECTORS

The By-Laws of the Company provide the procedure for nomination and election of the Board of Directors.  This procedure is printed in full in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement.  Nominations not made in accordance with the procedures may be disregarded by the Chairman of the Meeting, and upon his instructions, the Inspector of Election shall disregard all votes cast for such nominees.

Votes will be cast in such a way as to effect the election of all nominees or as many as possible under the rules of cumulative voting to the extent the proxies have authority to do so.  If any nominee should become unable or unwilling to serve as a director, either (i) the proxies will be voted for such substitute nominees, as shall be designated by the Board of Directors, or (ii) the number of nominees may be reduced.  The Board of Directors presently has no knowledge that any of the nominees will be unable or unwilling to serve.  The nine nominees receiving the highest number of votes at the Meeting will be elected.

Nominees for Director

The persons named below have been nominated by the current Board of Directors for election as directors to serve until the next Annual Meeting and until their successors are duly elected and qualified.  For information pertaining to stock ownership of each of the nominees, reference can be made to the “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT” section of this Proxy Statement.

Name	Age	Position With Company	Director Since	Principal Occupation, Business Experience During Past Five Years and Other Information

David B. Day	65	Director	2000[1]	Chief Executive Officer (retired) of California Delinting Co., a cottonseed conditioning and sales firm.

Walter A. Dwelle	62	Chairman and Director	1996[1]	General Partner and Manager of Nella Oil Company, an oil marketing and convenience store operator, since 1988.

Name	Age	Position With Company	Director Since	Principal Occupation, Business Experience During Past Five Years and Other Information

Thomas A. Gaebe	57	Director	2003	Certified public accountant and partner in the public accounting firm of Vollmer, Daniel, Gaebe, & Grove since 1980.

Donald A. Gilles	64	President, CEO and Director	1996[1]
President and CEO of Valley Commerce Bancorp since 2002; President and CEO of Valley Business Bank since 1996; from 1995-1996, consultant to the Valley Business Bank Organizing Group; and from 1982 to 1995, various positions with Mineral King National Bank, including President, CEO and Director.

Philip R. Hammond, Jr.	60	Director	1999[1]	President of Philip R. Hammond Construction, a commercial property development firm, since 1976; Partner of Tetra Property Management LLC since 1998; and Partner of D & H Vineyards since 1995.

Russell F. Hurley	57	Vice Chairman and Director	1996[1]	Attorney and shareholder with the law firm of Hurley & Laird since 1982.

Fred P. LoBue, Jr.	67	Secretary and Director	1996[1]
Chairman of the Board of LoBue Bros., Inc., a commercial orange packing house operation, since 1998; Chief Financial Officer and a director of LoBue Bros., Inc., since 1982; and since 1983 President and Chairman of Harvest Container Corp., a manufacturer of corrugated boxes.

Kenneth H. Macklin	56	Director	2000[1]
Owner and President of H.R. Macklin & Sons, Inc., an agricultural service company involved in the placement of long-term farm loans, appraisals, farm management and real estate brokerage, since 1994; and since 1990 Partner in Vintage Equipment Company, a farm equipment operation and leasing company.

Barry R. Smith	62	Director	2006	Ophthalmologist and founding partner of Eye Surgical and Medical Associates, since 1987.

[1]	Includes service as a director of Valley Business Bank, the predecessor institution of the Company.

There are no family relationships among any of the Company’s Executive Officers, directors or director nominees.

No director or nominee chosen by the Board of Directors is a director of any company with a class of securities registered pursuant to section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of section 15(d) of such Act or of any company registered as an investment company under the Investment Company Act of 1940, as amended.

INFORMATION PERTAINING TO ELECTION OF DIRECTORS

Security Ownership of Directors and Management

The following table sets forth information as of the Record Date pertaining to beneficial ownership of the Company’s common stock (the sole class of stock outstanding) by current directors of the Company, nominees to be elected to the Board of Directors, and all directors and executive officers of the Company as a group.  As used throughout this Proxy Statement, the term “Executive Officer” refers to the President and Chief Executive Officer; the Executive Vice President and Chief Credit Officer; and the Executive Vice President and Chief Financial Officer.  The information in the following table has been obtained from the Company’s records, or from information furnished directly by the individual or entity to the Company.

For purposes of the following table, shares issuable pursuant to stock options which may be exercised within 60 days of the Record Date are deemed to be issued and outstanding and have been treated as outstanding in determining the amount and nature of beneficial ownership and in calculating the percentage of ownership of those individuals possessing such interest, but not for any other individuals.

Name and Address of Beneficial Owner[1]	Relationship with Company	Amount and Nature of Beneficial Ownership[2]		Exercisable Options[3]	Percent of Class[2]

David B. Day	Director	46,594		23,191	1.97%

Walter A. Dwelle	Chairman and Director	93,455	5	2,084	3.98%

Roy O. Estridge	EVP and CFO	5,078		5,078	4

Thomas A. Gaebe	Director	27,718		19,449	1.17%

Donald A. Gilles	President, CEO and Director	32,012		8,348	1.36%

Name and Address of Beneficial Owner[1]	Relationship with Company	Amount and Nature of Beneficial Ownership[2]		Exercisable Options[3]	Percent of Class[2]

Philip R. Hammond, Jr.	Director	80,130	6	16,155	3.39%

Russell F. Hurley	Vice Chairman and Director	54,777	7	2,084	2.33%

Fred P. LoBue, Jr.	Secretary and Director	68,497	8	2,084	2.92%

Kenneth H. Macklin	Director	36,167	9	22,186	1.53%

Barry R. Smith	Director	11,713	10	4,200

Allan W. Stone	EVP and CCO	7,355	11	5,306	4

All directors and executive officers as a group (11 in number)		463,499		110,165	4

[1]	Except as shown, the address for all persons is c/o Valley Commerce Bancorp, 200 South Court Street, Visalia California, 93291.

[2]
Includes shares beneficially owned as shown in the “Exercisable Options” column, both directly and indirectly together with associates.  Subject to applicable community property laws and shared voting and investment power with a spouse, the persons listed have sole voting and investment power with respect to such shares unless otherwise noted.  Listed amounts include (i) stock dividends paid in prior years, including a five percent stock dividend paid on June 20, 2007 to shareholders of record as of June 6, 2007

[3]	Indicates number of shares subject to options exercisable at December 31, 2007.

[4]	Represents less than one percent of the outstanding shares of the Company’s Common Stock.

[5]	Includes 36,549 shares held in a personal Individual Retirement Account.

[6]	Includes 37,616 shares held by the Philip R. Hammond Construction Company Profit Sharing Plan.

[7]	Includes 22,157 shares held by Milru Ranch Company, of which he is a general partner, and 9,747 shares held by the Hurley & Laird Retirement Trust.

[8]	Includes 2,205 shares held in the name of Donna S. LoBue, his wife, and 16,175 shares held in an Individual Retirement Account.

[9]	Includes 10,826 shares held by Vintage Equipment Profit Sharing Plan.

[10]	Includes 438 shares held by the Barry Smith MD Pension Plan and 2,205 shares held by Eye Surgical & Medical Associates FBO Barry Smith.

[11]	Includes 1,102 shares held in an Individual Retirement Account.

Principal Shareholders

No persons are known to management to own directly or indirectly, more than five percent of the Company’s issued and outstanding shares of common stock, except as follows:

Name and address of beneficial owner	Amount of Beneficial Ownership	Percent of Class

The Banc Fund Company, LLC 208 South LaSalle Street Chicago, Illinois 60604	201,989	8.61%

Wellington Management Company, LLP 75 State Street Boston, Massachusetts 02109	182,609	7.78%

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that our directors, executive officers and 10% shareholders file reports of ownership and changes in ownership with the Securities and Exchange Commission.  Such persons are also required to furnish us with copies of all Section 16(a) forms they file. To the Company’s knowledge, no person failed to comply with the filing requirements of Section 16(a) during 2007 and there are no late filings to report.

Change In Control

Management is not aware of any arrangements, including the pledge by any person of shares of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Corporate Governance

The Board of Directors is made up of nine directors, who are elected annually.  The Board generally oversees the Company’s business and monitors the performance of management.  Directors fulfill their duties and responsibilities by attending regular board meetings and through committee membership.  The Board has standing Audit, Personnel/ Compensation, Loan, Asset-Liability Management, Compliance and Executive Committees, which are described below.  Actions taken by each committee are reported to the full Board, usually at its next meeting.

The Board held twelve regular meetings, one special meeting and one strategic planning meeting during 2007.  All of the directors attended at least 75% of these meetings and of the meetings of the committees on which they served.  The Company’s policy is that all directors should attend the Annual Meeting of Shareholders unless they cannot attend because of hardship, health reasons or other urgent Company-related business.  All directors attended the 2007 Annual Meeting of Shareholders.

Committees of the Board Of Directors

Audit Committee

The members of the Audit Committee are Thomas A. Gaebe, Committee Chairman, Walter A. Dwelle, Fred P. LoBue, Jr., Russell F. Hurley, and David B. Day. All members of the Audit Committee would be deemed independent under Rule 4200(a)(15) and Rule 4350(d)(2) of the Nasdaq’s listing standards.  The Board of Directors has determined that Mr. Gaebe qualifies for designation as a financial expert member of the Audit Committee for purposes of the Sarbanes-Oxley Act.  Designation of a person as an audit committee financial expert does not result in the person being deemed an expert for any purpose, including under Section 11 of the Securities Act of 1933.  The designation does not impose on the person any duties, obligations or liability greater than those imposed on any other audit committee member or any other director and does not affect the duties, obligations or liability of any other member of the audit committee or board of directors.

The principal duties of the Audit Committee are the following:  (i) engage a firm of independent certified public accountants on behalf of the Company; (ii) meet with the independent certified public accountants to review and approve the scope of their audit engagement and the fees related to such work; (iii) meet with the Company’s financial management, internal audit management and independent certified public accountants to review matters relating to internal accounting controls, the internal audit program, the Company’s accounting practices and procedures and other matters relating to the financial condition of the Company and its subsidiaries; and (iv) periodically report to the Board any conclusions or recommendations that the Audit Committee may have with respect to such matters.  The Audit Committee met seven times during 2007.

Audit Committee Report

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Valley Commerce Bancorp specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

The Board of Directors and the Audit Committee have reviewed Valley Commerce Bancorp’s audited financial statements and discussed such statements with management.  The Board of Directors and the Audit Committee have discussed with Perry-Smith LLP, the Company’s independent auditors during the year 2007, the matters required to be discussed by Statement of Auditing Standards No. 61, as amended (Communication with Audit and Finance Committees, as amended).

The Audit Committee received written disclosures and a letter from Perry-Smith LLP, required by Independence Standards Board Standard No. 1 and has discussed with them their independence from management.  The Audit Committee has also considered whether the independent auditors’ provision of non-audit services is compatible with the auditors’ independence.

Based on the review and discussions noted above, the Audit Committee recommended to the Board of Directors that Valley Commerce Bancorp’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE:

Thomas A. Gaebe, Committee Chairman
Walter A. Dwelle
Fred P. LoBue, Jr.
Russell F. Hurley
David B. Day

Personnel/Compensation Committee

The members of the Personnel/Compensation Committee are Kenneth H. Macklin, Committee Chairman, Donald A. Gilles, Philip R. Hammond, Jr., Fred P. LoBue, Jr., and Barry R. Smith.  All members other than Mr. Gilles are independent under standards for director independence established by Nasdaq.

The principal duties of the Personnel/Compensation Committee are (i) the selection, recruitment and performance evaluation of executive personnel; (ii) making recommendations to the Board regarding the salary, benefits and incentive compensation to be paid to the Company’s executive officers; (iii) the development of corporate-wide compensation and benefit policies; (iv) the development of the Company’s personnel policies; (v) the Company’s compliance with laws and regulations pertaining to personnel, compensation and employment matters; and (vi) the development of employee training and internal communications programs.  The Personnel/Compensation Committee met six times during 2007.

Compensation Committee Interlocks and Insider Participation

No member of our Personnel/Compensation Committee serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as members of our Board of Directors or Personnel/Compensation Committee.  During 2007, Mr. Gilles served on this committee.  The Board of Directors determines the remuneration for senior management.  Mr. Gilles did not participate as a voting member of the committee with respect to matters related to his own compensation.

Loan Committee

The members of the Loan Committee are Russell F. Hurley, Committee Chairman, Walter A. Dwelle, Donald A. Gilles, Philip R. Hammond, Jr., and Kenneth H. Macklin.

The Loan Committee is responsible for the approval and supervision of loans and the development of the Company’s loan policies and procedures.  The Loan Committee met 26 times during 2007.

Asset-Liability Management Committee

The members of the Asset-Liability Management Committee are Philip R. Hammond, Jr., Committee Chairman, David B. Day, Walter A. Dwelle, Thomas A. Gaebe, Donald A. Gilles, and Barry R. Smith.

The Asset-Liability Management Committee is responsible for (i) the development of policies and procedures related to asset-liability management, including management of interest rate risk and liquidity risk, and (ii) supervision of the Company’s adherence to such policies and procedures.  The Asset-Liability Management Committee met seven times during 2007.

Compliance Committee

The members of the Compliance Committee are Russell F. Hurley, Committee Chairman, Fred P. LoBue, Jr., and Kenneth H. Macklin.

The principal duties of the Compliance Committee are to review, coordinate and monitor the Company’s compliance with the federal and state laws and regulations that govern the business and activities of a registered bank holding company and a California state-chartered commercial bank, including the Community Reinvestment Act and the laws and regulations pertaining to equal credit opportunity.  The Compliance Committee met once during 2007.

Executive Committee

The members of the Executive Committee are Walter A. Dwelle, Committee Chairman, Donald A. Gilles, Russell F. Hurley, and Fred P. LoBue, Jr.

The Executive Committee has the authority of the Board in the management of the Company during the intervals between meetings of the Board. It also determines the base salary of the President and Chief Executive Officer. The Executive Committee met ten times during 2007.

Valley Commerce Bancorp does not have a nominating committee.  The executive committee performs the functions of a nominating committee.  In this capacity, the executive committee develops recommendations of candidates for election or appointment to the board of directors and considers the qualifications that are appropriate in a candidate.  The board of directors has determined that all members of the executive committee other than Mr. Gilles are independent under standards for director independence established by Nasdaq.  The executive committee does not have a separate charter for its activities as a nominating committee.

The Executive Committee acting as nominating committee does not have a formal policy with regard to consideration of director candidates recommended by shareholders. The Executive Committee has never received such a recommendation.  If it were to receive one, the Executive Committee’s informal policy would be to consider the recommendation in good faith in light of (i) the minimum qualifications for directors set forth in the Bylaws and (ii) whether the recommended candidate would improve the overall expertise, experience and judgment of the Board of Directors.

The Company identifies new director candidates through recommendations from existing directors and through other business associates of the Company.  The Company has not paid a fee to any third party to identify or evaluate, or to assist in identifying or evaluating, potential nominees.

Committee Charters

The Audit Committee and certain other board committees have charters.  These charters are available on the Bank’s website at www.valleybusinessbank.net.

Shareholder Communications

Shareholders may send written communications to the Board of Directors or to individual directors.  These communications should be addressed to Board of Directors, Valley Commerce Bancorp, 200 South Court Street, Visalia, California 93291. These written communications will be provided to the Chair of the Executive Committee who will determine further distribution based on the nature of the information in the communication.

Code of Ethics

The Company has a code of ethics for its chief executive officer, chief financial officer and persons performing similar functions as described in the Sarbanes-Oxley Act of 2002 and the rules of the Securities and Exchange Commission.  A copy of the code of ethics can be obtained, without cost, by writing to the Corporate Secretary, Valley Commerce Bancorp, 200 South Court Street, Visalia, California 93291.

Indebtedness of Directors and Management

Some of the Company’s directors and executive officers, as well as their immediate family and associates, are customers of, and have had banking transactions with, the Bank in the ordinary course of the Bank’s business, and the Company expects these persons to have such ordinary banking transactions with the Bank in the future.  In the opinion of management of the Company, all loans and commitments to lend included in such transactions were made in the ordinary course of business on the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness, and do not involve more than the normal risk of collectibility or present other unfavorable features.  While the Company does not have any limits on the aggregate amount it may lend to directors and executive officers as a group, loans to individual directors and officers must comply with the Company’s lending policies and statutory lending limits.  In addition, prior approval of the Company’s Board of Directors is required for all such loans.

Transactions With Directors and Management

In 2007 there were no material transactions between the Company and any of the Company’s directors, executive officers, nominees for election as a director, or the immediate family or associates of any of the foregoing persons, except as follows:  The Company leases office space in a building owned by the CPA firm of director Thomas A. Gaebe to house credit and finance personnel employed by Valley Business Bank.  The leased premises consist of two connected office suites of approximately 4,972 square feet in a four-story office building.  The first office suite was leased in January 2003, prior to Mr. Gaebe becoming a director of the Company.  The second office suite was leased in November 2005 under a separate lease agreement.  Both leases are triple net leases with a combined monthly rent of $7,408 until the lease expiration date which is June 30, 2008 for both leases. In the event the renewal options are exercised the annual rent to be paid will increase by approximately 3.5% in each of the two extension years.  The Board has determined that the terms of the leases are comparable to the rates available for similar space in the area in which the leased premises are located.

Director Independence

 The Board has determined that each of the following non-employee directors is “independent” within the meaning of the listing standards and rules of NASDAQ.

David B. Day	Russell F. Hurley
Walter A. Dwelle	Fred P. LoBue, Jr.
Thomas A. Gaebe	Kenneth H. Macklin
Philip R. Hammond, Jr.	Barry R. Smith

EXECUTIVE COMPENSATION

Executive Officers of the Company

Set forth below is certain information with respect to the Executive Officers of the Company.

Name	Age	Position	Officer Since

Donald A. Gilles	64	President and Chief Executive Officer	1996[1]

Roy O. Estridge	53	EVP and Chief Financial Officer	2002[1]

Allan W. Stone	52	EVP and Chief Credit Officer	1998[1]

[1]	Includes services as an officer of Valley Business Bank, the predecessor institution of the Company.

A brief summary of the background and business experience of the Executive Officers of the Company who have not previously been described is set forth below:

Allan W. Stone has served as the Company’s Executive Vice President and Chief Credit Officer since 2002 and as the Executive Vice President and Chief Credit Officer of Valley Business Bank since June 1998.  Prior to that, he was Senior Vice President and Chief Credit Officer for Bank of Ventura from 1994 to 1998.

Roy O. Estridge has served as the Company’s Executive Vice President and Chief Financial Officer since 2002.  Prior to that, he was Vice President and Chief Financial Officer for Valley AgCredit in Visalia, California from 1992 to 2002.

Summary Compensation Table

The following table sets forth information concerning the compensation of our Chief Executive Officer and our other most highly compensated officers who are considered executive officers and who served in such capacities during 2007:

Summary Compensation Table
Name and Principal Position	Year	Salary	Bonus	Stock Awards	Stock Option Awards (3)	Non-Equity Incentive Plan Compensation (1)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (2)	Total
Donald A. Gilles President and Chief Executive Officer	2007 2006	$182,500 170,000	$0 $0	$0 $0	$5,000 $0	$5,250 $0	n/a n/a	$116,098 80,684	$303,848 250,684
Roy O. Estridge Executive Vice President and Chief Financial Officer	2007 2006	$155,769 135,192	$0 $0	$0 $0	$4,000 $0	$4,500 $0	n/a n/a	$9,294 7,334	$169,593 142,526
Allan W. Stone Executive Vice President and Chief Credit Officer	2007 2006	$150,100 141,092	$0	$0	$4,000	$4,500 $11,200	n/a n/a	$8,470 6,769	$163,070 159,061

(1)           Amount earned under 2007 Incentive Bonus Plan on achievement of target bonus level.
(2)           The amounts set forth in this column for 2007 include the following:

	Mr. Gilles	Mr. Estridge	Mr. Stone

401(k) matching contribution	$6,797	$6,542	$6,300
Country club dues	-	-	1,042
Contribution to Supplemental Retirement and Life Insurance Plan	109,301	2,752	1,128

Total	$116,098	$9,294	$8,470

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning the exercisable and unexercisable stock options at December 31, 2007 held by the individuals named in the Summary Compensation Table:

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) Exercisable(1)		Number of securities underlying unexercised options (#) Unexercisable(1)	Option exercise Price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)

Donald A. Gilles President and Chief Executive Officer	2,084 5,744 520 —	(1) (2) (2) (2)	521 — 348 5,000	$11.52 6.79 11.52 14.50	02/17/2014 10/16/2011 02/17/2014 12/18/2017	— — — —	— — — —
Roy O. Estridge Executive Vice President and Chief Financial Officer	4,558 520 —	(2) (2)	— 348 4,000	$7.49 11.52 14.50	11/20/2012 02/17/2014 12/18/2017	— — —	— — —
Allan W. Stone Executive Vice President and Chief Credit Officer	4,786 520 —	(2) (2)	— 348 4,000	$6.79 11.52 14.50	10/16/2011 02/17/2014 12/18/2017	— — —	— — —

(1)             Non-qualified options granted on February 17, 2004 vest 20% upon grant then in four equal installments on the first four anniversaries of the grant date.

(2)             The incentive options vest 20% annually from grant date in five equal installments on the anniversaries of grant date.

Option Exercises and Stock Vested in 2007

There were 22,162 non-qualified options exercised in 2007 by Mr. Gilles.  During 2007, the number of stock option shares that vested for executive officers were as follows: Mr. Gilles – 695, Mr. Estridge – 1,085, and Mr. Stone – 174.

DIRECTOR COMPENSATION

As the only director on the Company’s Board of Directors who also is an employee, Mr. Gilles does not receive any additional compensation for his service as a member of the Company’s Board of Directors.  The Company’s non-employee directors each receive an annual retainer fee of $4,000.  The non-employee directors on the Company’s Executive Committee each receive an annual retainer fee of $900.  In addition, each non-employee director also receives $200, $300, or $400 per meeting, depending on the committee and if they are a committee chairman or member.  Total directors fees paid in 2007 were $130,800.

The following table sets forth the fees earned by each non-employee director in 2007:

Name	Fees earned or paid in cash ($)(1)	Option awards ($)	Total ($)
David B. Day	$11,150	$—	$11,150
Walter A. Dwelle	24,275	—	24,275
Thomas A. Gaebe	12,550	—	12,550
Philip R. Hammond, Jr.	18,775	—	18,775
Russell F. Hurley	22,475	—	22,475
Fred P. LoBue, Jr.	14,325	—	14,325
Kenneth H. Macklin	14,675	—	14,675
Barry R. Smith	12,575	—	12,575

(1)	All director meeting fees are paid monthly. Total director meeting fees for 2007 were $96,100. The director retainer fees are paid quarterly. Total director retainer fees for 2007 were $34,700.

As of December 31, 2007, the Company had 103,985 non-qualified stock options outstanding to directors of the Company, of which 93,517 were exercisable.  All stock options were granted at an exercise price of not less than one hundred percent (100%) of the fair market value of the stock on the date of the grant. The amount of options outstanding at December 31, 2007 (as well as the original option grant information presented above) has been adjusted to reflect the 3-for-2 stock split effective September 3, 2004, and the 5% stock dividends issued in 1998, 2000, 2001, 2002, 2003, 2004, 2006, and 2007.

Each option granted expires no later than ten (10) years from the date the option was granted.  The vesting of non-qualified stock options occurs at a rate of 20% at date of grant and 20% per year afterward for a 100% vesting after the completion of four years of service.  In 2007, the following non-qualified stock options were exercised resulting in a taxable gain to each individual and a tax benefit to the Company:

Directors	Options Exercised	Shares Acquired	Gain	Tax Benefit
Gilles	22,162	22,162	$199,070	$79,629
Hurley	22,162	22,162	187,706	75,082
Dwelle	22,162	22,162	187,706	75,082
LoBue, Jr.	22,162	22,162	204,106	81,642
Hammond, Jr.	7,036	7,036	61,148	24,459
	95,684	95,684	$839,736	$335,894

RECOMMENDATION OF THE BOARD OF DIRECTORS

You are urged to vote for Proposal One: To elect the nine nominees set forth herein to serve until the next annual meeting of the shareholders and until their respective successors shall be elected and qualified:  David B. Day, Walter A. Dwelle, Thomas A. Gaebe, Donald A. Gilles, Philip R. Hammond, Jr., Russell F. Hurley, Fred P. LoBue, Jr., Kenneth A. Macklin, and Barry R. Smith.  If no instruction is given with a signed proxy, the proxy holders intend to vote for each nominee listed.

PROPOSAL TWO:

RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

Perry-Smith LLP has served as the independent certified public accountants for the Company and the Bank since 2003.  At the 2008 Annual Meeting of Shareholders the following resolution will be subject to ratification by a simple majority vote of the shares represented at the meeting:

RESOLVED, that the selection of Perry-Smith LLP as the independent certified public accountants of Valley Commerce Bancorp for the fiscal year ending December 31, 2008 is hereby ratified.

If ratification is not achieved, the selection of an independent certified public accountant will be reconsidered and made by the Audit Committee.  Even if the selection is ratified, the Audit Committee reserves the right and, in its discretion, may direct the appointment of any other independent certified public accounting firm at any time if the Audit Committee decides that such a change would be in the best interests of the Company and its shareholders.

The services to be provided during the fiscal year ending December 31, 2008 by Perry-Smith LLP include the examination and reporting of the financial status of the Company.  These services have been and will be furnished at customary rates and terms.  There are no existing direct or indirect agreements or understandings that fix a limit on current or future fees for these audit services.

A representative of Perry-Smith, LLP is expected to attend the 2008 Annual Meeting of Shareholders.  The representative will have the opportunity to make a statement, if desired, and is expected to be available to respond to shareholders’ inquiries.

Fees Billed by Perry-Smith, LLP During 2007 and 2006

The aggregate amount of fees billed by Perry-Smith, LLP for professional services during the fiscal years ended December 31, 2007 and 2006 was as follows:

	2007	2006
Audit Fees (1)	$116,000	$98,000
Audit-Related Fees	0	0
Tax Fees (2)	19,000	15,000
All Other Fees	10,000	6,000
Total	$145,000	$119,000

(1)                 Audit fees consist of fees for professional services rendered for the audit of the Company’s consolidated financial statements, review of consolidated financial statements included in the Company’s regulatory filings and services normally provided by the independent auditor in connection with regulatory filings.

(2)                 Tax services consist of compliance fees for the preparation of tax returns and tax payment-planning services.  Tax services also include fees relating to other tax advice, tax consulting and planning other than for tax compliance and preparation.

Pre-Approval of Non-Audit Services

The Audit Committee must pre-approve any non-audit services by the independent auditors and the related fees to be paid for such services.  The Audit Committee has not pre-approved any general category of non-audit services.  The Audit Committee considers whether the engagement of the independent auditors for any non-audit services is permitted by the rules of the Securities and Exchange Commission and whether it might impair the independence of the independent auditors.

The Company’s Audit Committee has considered whether its auditor’s provision of the services described above as “Audit-Related Fees,” “Tax Fees” and “All Other Fees” is compatible with maintaining the independence of its auditors.

RECOMMENDATION OF THE BOARD OF DIRECTORS

You are urged to vote for Proposal Two: To ratify the Board’s selection of Perry-Smith LLP to serve as the Company’s auditors for the fiscal year ending December 31, 2008.  The proxy holders intend to vote all proxies they hold in favor of approving the ratification of Perry-Smith LLP as the Company’s auditors for the fiscal year ending December 31, 2008 (unless the shareholders direct otherwise).

ADDITIONAL INFORMATION

A copy of the Annual Report of the Company on Form 10-K as filed with the Securities and Exchange Commission, including financial statements, is available without charge to shareholders upon written request addressed to the Corporate Secretary, Valley Commerce Bancorp, 200 South Court Street, Visalia, California, 93291.

Only one proxy statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders.  The Company will promptly deliver, upon written or oral request, a separate copy of the proxy statement to a security holder at a shared address to which a single copy of the document was delivered.  Such a request should be made to the Corporate Secretary, Valley Commerce Bancorp, 200 South Court Street, Visalia, California, 93291, (559) 622-9000.  Requests to receive a separate mailing for future proxy statements should be made orally or in writing to the Corporate Secretary at the foregoing address or phone number.

OTHER BUSINESS

If any matters not referred to in this Proxy Statement come before the meeting, including matters incident to the conduct of the meeting, the proxy holders will vote the shares represented by proxies in accordance with their best judgment.  Management is not aware of any other business to come before the meeting and, as of the date of the preparation of this Proxy Statement, no shareholder has submitted to management any proposal to be acted upon at the meeting.

OTHER MATTERS

Shareholder proposals intended to be presented for consideration at the 2008 Annual Meeting of Shareholders and to be included in the Company’s Proxy Statement for that meeting must be received by the Company no later than December 5, 2008.

VALLEY COMMERCE BANCORP

/s/ Fred P. LoBue, Jr.
Fred P. LoBue, Jr.
Secretary

Visalia, California
April 15, 2008

NEED PROXY CARD